Exhibit 21.1

Subsidiaries of Yahoo! Inc.

Name of Entity	Jurisdiction of Formation	Economic Interest (if not 100%)
Actionality Deutschland GmbH	Germany
Actionality, Inc.	Delaware
Associated Content Inc.	Delaware
BlueLithium, Inc.	Delaware
Citizen Sports, Inc.	Delaware
Dapper (Israel) Limited	Israel
Dapper Inc.	Delaware
Farechase, Inc.	Delaware
HJ Former Corp.	Delaware
Java SNV Holdings LLC	Delaware
JBS Sports, Inc.	Delaware
Kenet Works AB	Sweden
Kimo.com (Cayman) Corporation	Cayman Islands
Maktoob.com Inc.	British Virgin Islands
Overture Asia-Pac Services K.K.	Japan
Overture Korea Yuhan Hoesa	Korea
Overture Marketing Services Limited	Ireland
Overture Search Services (Asia) Limited	Ireland
Overture Search Services (Ireland) Limited	Ireland
Overture Search Services Holdco (Ireland) Limited	Cayman Islands
Overture Services Europe, Ltd.	Cayman Islands
Overture Services Limited	UK
Overture Spain S.L.	Spain
PT Yahoo Indonesia	Indonesia
Right Media LLC	Delaware
SKS-21 Vermogensverwaltungs-Gesellschaft mbH	Germany
Whereonearth Limited	UK
Xoopit Inc.	Delaware
Yahoo de Mexico, SA de CV	Mexico
Yahoo India Private Limited	India
Yahoo Software Development India Private Limited	India
Yahoo Software Research and Development (Beijing) Co., Ltd.	China
Yahoo! 350 SAS	France
Yahoo! 390 GmbH	Germany
Yahoo! Asia Holdings Limited	Hong Kong
Yahoo! Australia & NZ (Holdings) Pty Limited	Australia	50%
Yahoo! Digital Media (Content) Pty Limited	Australia	50%
Yahoo!7 Communications Australia Pty Limited	Australia	50%
Yahoo!7 Pty Limited	Australia	50%
Yahoo!7 Travel Pty Limited	Australia	50%
TotalTravel.com International Limited	UK	50%
TotalTravel.com Ltd	UK	50%

Name of Entity	Jurisdiction of Formation	Economic Interest (if not 100%)
TotalTravel.com Pty Limited	Australia	50%
Yahoo!Xtra New Zealand Limited	New Zealand	25.5%
Yahoo! Canada Co.	Canada
Yahoo! Cayman Asia Holdings Limited	Cayman Islands
Yahoo! Communications Europe, Ltd.	Ireland
Yahoo! CV, LLC	Delaware
Yahoo! de Argentina SRL	Argentina
Yahoo! Deutschland GmbH	Germany
Yahoo! Deutschland Services GmbH	Germany
Yahoo! Digital Marketing Limited	Taiwan
Yahoo! do Brasil Internet Ltda	Brazil
Yahoo! Egypt Services, a Limited Liability Company	Egypt
Yahoo! Emerging Markets (Singapore) Pte. Ltd.	Singapore
Yahoo! Europe Limited	UK
Yahoo! France Holdings SAS	France
Yahoo! France SAS	France
Yahoo! Hispanic Americas, LLC	Delaware
Yahoo! Holdings Limited	UK
Yahoo! Hong Kong Limited	Hong Kong
Yahoo! Hungary Labs Kft.	Hungary
Yahoo! Iberia S.L.	Spain
Yahoo! International Services Holdings, Inc.	Delaware
Yahoo! International Services, Inc.	Delaware
Yahoo! Ireland Services Limited	Ireland
Yahoo! Israel Labs Ltd.	Israel
Yahoo! Italia Srl	Italy
Yahoo! Jordan Services PSC	Jordan
Yahoo! Korea Yuhan Hoesa	Korea
Yahoo! Malaysia Sdn. Bhd.	Malaysia
Yahoo! Netherlands B.V.	Netherlands
Yahoo! Netherlands Holdings C. V.	Netherlands
Yahoo! Philippines Services Inc.	Philippines
Yahoo! Realty Inc.	California
Yahoo! Sàrl	Switzerland
Yahoo! Search Marketing Australia Pty Limited	Australia
Yahoo! Southeast Asia PTE Ltd.	Singapore
Yahoo! Switzerland Server Services Sàrl	Switzerland
Yahoo! Taiwan Holdings Limited	Hong Kong
Yahoo! Taiwan Inc.	Taiwan
Yahoo! Technologies Norway AS	Norway
Yahoo! UK Limited	UK
Yahoo! Vietnam Company Limited	Vietnam
Zimbra Software Asia Pacific Private Limited	India